CONTACT:
                                                    CLIVE KABATZNIK
                                                    SILVERSTAR HOLDINGS
                                                    (561) 479-0040
                                                    CLIVE@SILVERSTARHOLDINGS.COM

              STRATEGY FIRST, INC. ANNOUNCES LAUNCH OF ONLINE STORE

    FEE-BASED DIGITAL DOWNLOAD MODEL IMPLEMENTED IN THE STRATEGY GAMING SPACE

BOCA RATON, FL- JUNE 23, 2005 - Strategy First, Inc. a wholly owned subsidiary of Silverstar Holdings, Ltd.'s (Nasdaq:SSTR) today announced the official launch of their online store at www.strategyfirst.com.

Today's announcement further demonstrates Strategy First's commitment to growing its business through online distribution. Strategy is making their widely popular and successful back catalogue available online along with additional new releases. Additionally, Strategy will aggressively expand their digital download catalogue to include many classic strategy favorites.

Some of the unique features of the store include:

      o  Free Trials
      o  Digital Download
      o  Links to Game Forums and other related content
      o  A wide variety of game screen shots
      o  Continued addition of new Strategy games in digital and CD formats.

The introduction of online sales will be accompanied by a robust marketing campaign. "Our online e-marketing efforts will strengthen our business both through direct sales as well as increase traffic in the retail segment of our business. We recognize the need for both a strong online and retail presence in order to achieve our overall goals," said Don McFatridge, President of Strategy First Inc.

"Our online store will give Gamers an opportunity to play some classic Strategy First titles, such as the "Jagged Alliance" and "Disciples" series," said McFatridge. "We strive to guarantee that Strategy Gamers will get exactly what they're looking for in a strategy game, and our online store now guarantees easy availability of that quality gaming experience."

"One of our major goals upon acquisition of Strategy First two months ago, was to build a robust online sales presence. Fee-based digital downloadable games have proven enormously popular particularly in the casual games space. We believe that this new e-store will have the same consumer acceptance among more hard-core gamers. We anticipate a creative e-marketing campaign to our over 100,000 registered users with special offers to encourage the trial and use of the e-store. We will also actively work to increase our emailing list so that these offers will be available to the broadest possible audience," said Clive Kabatznik, CEO of Silverstar.

Online shoppers can purchase Strategy First games by visiting www.strategyfirst.com and clicking on the buy-now link for the game they want to purchase directly from the Company.

ABOUT STRATEGY FIRST
Strategy First, Inc. is a leading developer and worldwide publisher of entertainment software for the PC. Founded in 1990, the Company has grown rapidly, publishing major games in the industry such as "Supreme Ruler 2010" and "Disney's Aladdin Chess Adventures" and simultaneously developing its own in-house titles such as "O.R.B." and "Disciples II". After winning numerous awards for games such as "Disciples: Sacred Lands", "Kohan: Immortal

Sovereigns", "Steel Beasts", "Galactic Civilizations", and "Jagged Alliance", Strategy First continues to push the gaming envelope with its own groundbreaking titles, while maintaining its reputation as a unique alternative for independent developers seeking to market their games to a worldwide audience.
www.strategyfirst.com
---------------------

ABOUT SILVERSTAR HOLDINGS

Silverstar Holdings Ltd. is a publicly traded company, focusing on acquiring controlling positions in high growth fee-based electronic game businesses that stand to benefit from the economies of scale generated by Internet and other technology related platforms. It currently owns Fantasy Sports, Inc., a dominant provider of fee based NASCAR related and other fantasy sports games, Strategy First Inc., a leading developer and worldwide publisher of entertainment software for the PC, as well as a stake in Magnolia Broadband, a fab-less semiconductor company and innovator of radio frequency (RF) solutions for the cellular industry. www.silverstarholdings.com
                    --------------------------

The statements which are not historical facts contained in this press release are forward looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.

                                      # # #